ADMINISTRATION, ACCOUNTING AND TRANSFER AGENT
                               SERVICES AGREEMENT

         THIS AGREEMENT is made as of October 1, 2005 by and between CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIO LLC, a Delaware limited liability company (the "Fund") and PFPC INC., a Massachusetts corporation ("PFPC").

                              W I T N E S S E T H:

         WHEREAS, prior to October 1, 2005, PFPC provided sub-administration, accounting and investor services to the Fund pursuant to a Sub-Administration, Accounting and Investor Services Agreement dated as of July 1, 2002 (the "Sub-Administration Agreement");

         WHEREAS, the Fund and PFPC desire to supersede the Sub-Administration Agreement with this Agreement;

         WHEREAS, the Fund wishes to retain PFPC to provide administration, accounting, and transfer agent services provided for herein and in the Service Level Agreements (as hereinafter defined), and PFPC wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions. As Used in this Agreement:
     -----------

          (a)  "Authorized  Person"  means any officer of the Fund and any other
                ------------------
               person duly authorized by the Fund's Governing Board to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by the party which is authorizing the Authorized Person.

          (b)  "Board of Managers" and "Members" shall have the same meanings as
                -------------------------------
               set forth in the Fund's limited liability company agreement (the "Limited Liability Company Agreement").

          (c)  "Governing Body" means the Fund's  Managing Member(s) or Board of
                --------------
               Directors, as applicable, pursuant to the Fund's Organizational Documents.

          (d)  "Fund" shall mean CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER
                ----
               HEDGE FUND PORTFOLIO LLC, a Delaware limited liability company, which through its two existing series ("Series") invests in hedge funds.

          (e)  "Managing Member"  and  "Members"  shall have the same meaning as
                -----------------------------
               set forth in the Fund's limited liability company agreement.

          (f)  "Organizational  Documents"  means,  the  by-laws,  memorandum or
                ------------------------
               articles of association, partnership agreement, limited liability company agreement, trust deed, prospectus or similar offering document or other documents constituting the Fund.

          (g)  "Oral  Instructions" mean oral instructions received by PFPC from
                -----------------
               an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

          (h)  "Service  Level  Agreements" shall mean the agreements identified
                ------------------------
               on Exhibit 1.

          (i)  "SEC" means the U.S. Securities and Exchange Commission.
                ---

          (j)  "Written Instructions" mean (i) written instructions signed by an
                --------------------
               Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, electronic mail, tested telegram, cable or facsimile sending device;

2.   Appointment.  The Fund  hereby  appoints  PFPC to  provide  administration,
     -----------
accounting and investor services, in accordance with the terms set forth in this Agreement and each Service Level Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.   Compliance with Rules and Regulations.
     -------------------------------------
PFPC undertakes to comply with the applicable requirements of any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC. Except as specifically set forth herein or in a Service Level Agreement, PFPC assumes no responsibility for such compliance by the Fund.

4.   Instructions.
     ------------

          (a) Unless otherwise provided in this Agreement or a Service Level Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

          (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed in good faith by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of the Fund's Organizational Documents or this Agreement or of any vote, resolution or proceeding of a Fund's Governing Board or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary or unless PFPC has actual knowledge to the contrary.

          (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC's ability to rely upon such Oral Instructions so long as it acts in good faith unless PFPC has actual knowledge to the contrary.

5.   Right to Receive Advice.
     -----------------------

          (a)  Advice  of the  Fund.  If PFPC is in  doubt as to any  action  it
               --------------------
               should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

          (b)  Advice of Counsel.  If PFPC shall be in doubt as to any  question
               -----------------
               of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser, Governing Body or PFPC, at the option of PFPC); provided, however that such counsel and any related expense must be approved in advance by the Fund which approval will not be unreasonably withheld.

          (c)  Conflicting   Advice.   In  the  event  of  a  conflict   between
               --------------------
               directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund and the advice PFPC receives from counsel, if it involves an issue of compliance with law or legal requirements, PFPC may rely upon and follow the advice of counsel only after it has discussed the matter with the Fund and the Fund's counsel and the conflict is not resolved.

          (d)  Protection of PFPC.  Subject to the second sentence of Section 12
               ------------------
               and except as otherwise specifically provided herein or in a separate agreement, PFPC shall be indemnified by the Fund and without liability for any action PFPC takes or does not take in good faith and reliance upon directions or reasonable advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of the Fund or from counsel for the Fund and which PFPC reasonably believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

6.   Records; Visits.
     ---------------

          (a) The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. The Fund is an investment company registered under the 1940 Act and such books and records shall be maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense. Any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

          (b) Except as otherwise provided in a Service Level Agreement, PFPC shall keep the following records:

               (i) all books and records with respect to the Fund's (and each Series') books of account;

               (ii) records  of  the  Fund's  (and  each   Series')   securities
                    transactions;

               (iii) List of investors with respect to each Series; and

               (iv) Investor  subscription  and  redemption   documentation  and
                    records with respect to each Series.

               Subject to applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, regarding the location of Fund records (and/or appropriate disclosure thereof), PFPC may house these records in a third party storage facility and notwithstanding the use of such facility, shall remain responsible for all such record as provided in this Agreement. In addition, to the extent required by, and in the manner prescribed by and in accordance with, the 1940 Act, the books and records of PFPC pertaining to its actions under this Agreement and reports by PFPC or its independent accountants concerning its accounting system, procedures for safeguarding securities, and internal accounting controls will be open to inspection and audit at reasonable times by officers, employees, or agents of the particular Fund or auditors employed thereby and will be preserved by PFPC.

7.   Confidentiality.   Each  party  shall  keep  confidential  any  information
     ---------------
relating to the other party's business ("Confidential Information"). (For the avoidance of doubt, this Section 7 relates only to the Confidential Information of the Fund and PFPC and their respective affiliates).

Confidential Information shall include (a) any data or information that is competitively sensitive material, including, but not limited to, information about product plans, marketing strategies, investments, investment strategies, finances, operations, employees/personnel, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or PFPC or their respective affiliates, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or PFPC or their respective affiliates a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be Confidential Information and shall not be subject to such confidentiality obligations to the extent it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is requested or required to be disclosed by the receiving party pursuant to a court order, subpoena, governmental or regulatory agency request or law (provided the receiving party will provide the other party written notice of the same, to the extent such notice is legally permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; (g) has been or is independently developed or obtained by the receiving party; or

(h) is necessary or desirable for PFPC to release such information in the provision of services under this Agreement.

8.   Liaison  with  Accountants.  PFPC  shall  act as  liaison  with the  Fund's
     --------------------------
independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules and any other reports or information required by such accountants with respect to the Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement with respect to the Fund to assure that the necessary information is made available in a timely fashion to such accountants for the expression of their opinion with respect to the Fund, as required by the Fund.

9.   PFPC System.  PFPC shall retain title to and  ownership of any and all data
     -----------
bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights developed by and utilized by PFPC in connection with the services provided by PFPC under this Agreement. Nothing in this Agreement will grant to PFPC title or ownership of any data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights belonging to the Fund.

10.  Disaster Recovery.  PFPC shall enter into and shall maintain in effect with
     -----------------
appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. The Fund shall have the right to review any such agreement or arrangement upon the reasonable request of the Fund. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable best efforts to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own or such third party's willful misfeasance, willful misconduct, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11.  Compensation.
     ------------

     (a) As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

     (b) The undersigned hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to PFPC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to such adviser or sponsor or any affiliate of the Fund relating to this Agreement have been fully disclosed to the Governing Body of the Fund and that, if required by applicable law, such Governing Body has approved any such fees and expenses, and any such benefits.

12.  Indemnification.
     ---------------

     (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign regulations, securities and blue sky laws) ("Losses") arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services hereunder to the extent provided herein. Notwithstanding anything to the contrary contained herein, neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC's or its affiliates' own willful misfeasance, willful misconduct, bad faith, gross negligence or reckless disregard in the performance of PFPC's activities under this Agreement.

     (b) PFPC agrees to indemnify, defend and hold harmless the Fund from all Losses provided that such liability was caused by PFPC's or its affiliates' own willful misfeasance, willful misconduct, bad faith, gross negligence or reckless disregard in the performance of PFPC's activities under this Agreement.

     (c) The provisions of this Section 12 shall survive termination of this Agreement.

13.  Responsibility of PFPC.
     ----------------------

     (a) PFPC shall be under no duty hereunder to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC and the Fund in writing. PFPC shall be obligated to exercise due care and diligence in the performance of its duties hereunder (and the services set forth in the Service Level Agreements) and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages, costs or expenses arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, willful misconduct, bad faith, gross negligence or reckless disregard of such duties.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party caused by any of the foregoing, provided that PFPC has used reasonable efforts to minimize the impact of any of the foregoing on its ability to fully perform its obligations hereunder; and (ii)
          PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement (whether contained anywhere in Sections 13-15 or otherwise) to the contrary, the Fund hereby acknowledges and agrees that (i) PFPC, in the course of providing tax-related services or calculating and reporting portfolio performance hereunder, may rely upon PFPC's good faith interpretation of tax positions or its good faith interpretation of relevant circumstances (as reasonably determined by PFPC) in providing such tax services and in determining methods of calculating portfolio performance to be used, so long as they are reasonable and are subject to review by the Fund's tax advisor, and that (ii) PFPC shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage arises out of PFPC's gross negligence, reckless disregard of its duties, willful misconduct or will misfeasance.

     (d) Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sentence, the Fund hereby acknowledges and agrees that PFPC shall not be liable for any losses or damages of any kind associated with any tax filings with which PFPC has assisted in any way except to the extent such loss or damage arises out of PFPC's gross negligence, reckless disregard of its duties, willful misconduct or will misfeasance.

     (e) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

     (f) Each party shall use commercially reasonable efforts (including indemnity payments) to mitigate damages for which the other party may become responsible.

     (g) Notwithstanding anything in this Agreement to the contrary, PFPC shall have no liability either for any error or omission of any of its predecessors as servicer on behalf of the Fund or for any failure to discover such error or omission.

14.  Service Level Agreements. PFPC shall, with respect to the Fund, perform the
     ------------------------
services set forth in the Service Level Agreement attached hereto as Exhibit 1.

15.  Duration and Termination. This Agreement shall continue until terminated by
     ------------------------
the

Fund on ninety (90) days' or by PFPC on one-hundred and twenty (120) days' prior written notice to the other party. In the event the Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or such successive service provider, if there are more than one), and all trailing expenses properly incurred by PFPC pursuant to the terms herein with respect to the Fund, will be borne by the Fund. If PFPC gives notice of termination, the Fund will be reimbursed for reasonable out-of-pocket costs related directly to deconversion. This Agreement may be terminated by either party with thirty (30) days' prior written notice to the other parties in the event of a material default by the other party of any duties provided herein, provided that the defaulting party was given written notice of the default and failed to cure such default within thirty days of such written notice. In the event this Agreement is terminated, each party will immediately return to the other all papers, materials, data or other property held by each for the purpose of performing the services hereunder. Each party shall cooperate with and assist the other parties in the orderly termination of services under this Agreement.

16.  Notices.   All  notices  and  other   communications,   including   Written
     -------
Instructions (but excluding Oral Instructions), shall be in writing or by confirming facsimile sending device. For purposes of this section only, electronic mail shall not be deemed written notice. Notices shall be addressed
(a) if to PFPC, at 301 Bellevue Parkway, Wilmington,  Delaware 19809, Attention:
General Counsel; (b) if to the Fund, at the address of the Fund, with a copy to Citigroup Alternative Investments LLC, 731 Lexington Avenue, 25th Floor, New York, New York Attn: General Counsel; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

17.  Amendments.  This Agreement,  or any term thereof, may be changed or waived
     ----------
only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

18.  Delegation; Assignment. PFPC may delegate its duties hereunder with respect
     ----------------------
to the Fund to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund thirty
(30) days prior written notice of such delegation sand such delegation is approved in writing by the Fund, such consent not be unreasonably withheld or delayed.

19.  Counterparts.  This Agreement may be executed in two or more  counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.  Further Actions. Each party agrees to perform such further acts and execute
     ---------------
such further documents as are necessary to effectuate the purposes hereof.

21.  Miscellaneous.
     -------------

     (a)  Entire   Agreement.   This  Agreement   (including  the  Schedule  and
          ------------------
          attachments hereto and the Service Level Agreements) embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or with respect to service levels or other matters as contemplated herein. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Fund or any other person.

     (b)  No  Changes  that  Materially  Affect   Obligations.   Notwithstanding
          ---------------------------------------------------
          anything in this Agreement to the contrary, the Fund agrees to provide PFPC with prior notice to PFPC to evaluate the impact of any modifications to its Organizational Documents or the adoption any policies that would increase materially the obligations or responsibilities of PFPC hereunder.

     (c)  Captions.  The captions in this Agreement are included for convenience
          --------
          of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (d)  Governing Law. This Agreement shall be deemed to be a contract made in
          -------------
          Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (e)  Partial  Invalidity.  If any provision of this Agreement shall be held
          -------------------
          or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (f)  Successors and Assigns. This Agreement shall be binding upon and shall
          ----------------------
          inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (g)  No Representations or Warranties. Except as expressly provided in this
          --------------------------------
          Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (h)  Facsimile  Signatures.  The  facsimile  signature of any party to this
          ---------------------
          Agreement shall constitute the valid and binding execution hereof by such party.

     (i) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. In this regard,
          Citigroup Alternative Investments LLC, the investment manager of the Fund, will provide PFPC with an annual anti money laundering certificate of compliance which is identified as Exhibit 2 hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                                                  PFPC INC.



                                                  By:___________________________

                                                  Title:________________________





                                                  CITIGROUP ALTERNATIVE
                                                  INVESTMENTS MULTI-ADVISER
                                                  HEDGE FUND PORTFOLIO LLC

                                                  By:___________________________

                                                  Title:________________________

                           AUTHORIZED PERSONS APPENDIX


NAME (Type)                                       SIGNATURE


_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________



_____________________________________             ______________________________

                                    Exhibit 1

                             SERVICE LEVEL AGREEMENT

     THIS EXHIBIT 1, dated as of October 1, 2005 is Exhibit 1 to that certain Administration, Accounting and Transfer Agent Services Agreement dated as of October 1, 2005 between PFPC Inc. and Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolio LLC.

Item 1.  Description of Transfer Agent Services on a Continuous Basis.
---------------------------------------------------------------------

PFPC will perform the following transfer agent services if required with respect to the Fund:

      (i) Maintain the register of Members of the Fund, such register shall include:

               a. all issues,  transfers  and  repurchases  of  interests in the
                  Fund;
               b. The number of interests held by each Member of the Fund;
               c. The Member's address; and
               d. The Member's tax payer identification number or social security number.

      (ii)  Perform  tender  processing   (including   mailing  of  notices  and
            collecting of investor responses);

      (iii) Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the Limited Liability Company Agreement.

      (iv) Upon receipt of an order to purchase interests from the Fund, process subscriptions and record the number of shares sold for the account of such Member, the trade date and price per share, and the amount of money to be delivered to the custodian of the Fund for such subscription.

      (v) Send confirmations to a purchaser/Member of each subscription which shows the new share balance, the amount invested and the price paid for the newly purchased interests, or will be in such other form as the Fund and PFPC may agree in writing.

      (vi) Process all requests from Members to transfer or tender interests in the Fund in accordance with the procedures set forth in the Organizational Documents. PFPC will transfer or tender interests upon receipt of Written Instructions in the form requested by the Fund in the Organizational Documents, properly endorsed for transfer or redemption, accompanied by such documents as PFPC reasonably may deem necessary to evidence the authority of the person making such transfer or tender. PFPC reserves the right to refuse to transfer or tender interests until it is satisfied that the endorsement on the instructions is valid and genuine. PFPC also reserves the right to refuse to transfer or redeem interests until it is satisfied that the requested transfer or tender is legally authorized.

      (vii) Upon receipt of Written Instructions, deliver to the Fund's custodian a notification setting forth the applicable Series and the number of interests to be tendered. Such tenders shall be reflected on appropriate accounts maintained by PFPC reflecting outstanding interests of the Fund and interests attributed to an individual.

     (viii) Upon receipt of money paid to PFPC by the Fund's custodian for the redemption of interests, pay to the redeeming Member, or its authorized agent or legal representative, such moneys as are received from the Fund's custodian, all in accordance with the redemption procedures set forth in the Organizational Documents.

      (ix) Send confirmations to the Member redeeming interests in the Fund which show the new balance of interests, the price paid for the tendered interests.

      (x) Upon receipt of a resolution of the Fund's Governing Body authorizing the declaration and payment of dividends and distributions, PFPC shall issue the dividends and distributions in cash, or, if the resolution so provides, pay such dividends and distributions in Shares. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall timely send to the Fund's Members tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall maintain and file with the United States Internal Revenue Service and other appropriate taxing authorities reports relating to all dividends above a stipulated amount (currently $10.00 accumulated yearly dividends) paid by the Fund to its shareholders as required by tax or other law, rule or regulation. In accordance with the Organizational Documents and such procedures and controls as are mutually agreed upon from time to time by and among the Fund, PFPC and the Fund's custodian, PFPC shall process applications from Members relating to the Fund's Dividend Reinvestment Plan ("Dividend Reinvestment Plan") and will effect purchases of interests in connection with the Dividend Reinvestment Plan. As the dividend disbursing agent, PFPC shall, on or before the payment date of any such dividend or distribution, notify the fund accounting agent of the estimated amount required to pay any portion of said dividend or distribution which is payable in cash, and on or before the payment date of such distribution, the Fund shall instruct the custodian to make available to the dividend disbursing agent sufficient funds for the cash amount to be paid out. If a shareholder is entitled to receive additional interests, by virtue of any distribution or dividend, appropriate credits will be made to his or her account and/or certificates delivered where requested, all in accordance with the Dividend Reinvestment Plan.

      (xi) Provide to the Fund subscription and redemption reports (or such other reports as may be agreed upon in writing by the Fund and PFPC) for the purpose of monitoring state qualification by the Fund.

      (xii) Upon timely written instructions from the Fund, PFPC shall mail the following to Members (a) monthly or quarterly statements, (b) dividend and distribution notices, (c) proxy material, and (d) annually, any required Form 1099s in accordance with applicable tax regulations.

     (xiii) Maintain   historical  information  regarding  the  account  of each
            Member, including dividends and distributions paid and the date and price for all transactions on a Member's account.

      (xiv) Maintain records of (a) any stop or restraining order placed against a Member's account and (b) information with respect to withholdings.

      (xv) Report to the Fund on such matters and provide such additional services from time to time as agreed to in writing by the Fund and PFPC.

      (xvi) Coordinate with the Fund's independent accountants any required information necessary for the preparation of the tax reports in accordance with the applicable tax regulations by such dates as shall be mutually agreed upon by the parties.

Item 2.  Description of Accounting Services on a Continuous Basis.
------------------------------------------------------------------

PFPC will perform the following accounting services if required with respect to the Fund:

      (i)   Journalize investment, capital and income and expense activities;

      (ii) Record investment buy/sell trade tickets when received from the investment adviser for the Fund (the "Adviser");

      (iii) Maintain individual ledgers for investment securities;

      (iv)  Maintain historical tax lots for each security;

      (v) Record and reconcile corporate action activity and all other capital changes;

      (vi)  Reconcile   cash   and   investment   balances   with   the   Fund's
            custodian(s)/prime broker(s), and provide the Adviser with the beginning cash balance available for investment purposes;

      (vii) Calculate  contractual  expenses,   including  management  fees  and
            incentive allocation, as applicable, in accordance with the Fund's Organizational Documents;

     (viii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms;

      (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

      (x) Control all disbursements and authorize such disbursements upon Written Instructions;

      (xi)  Calculate capital gains and losses;

      (xii) Determine net income;

     (xiii) Prepare for execution and file the Fund's federal income, state and excise tax returns, provided, however, that: (a) PFPC shall not be responsible for determining or monitoring the Fund's compliance with the requirements of Sub-chapter M of the Internal Revenue Code of 1986, as amended, and (b) PFPC shall not be responsible for determining the amount of distribution necessary to relieve the Fund from any excise tax liability (other than to assist the Fund in its calculation of such amounts);

      (xiv) Determine applicable foreign exchange gains and losses on payables and receivables;

      (xv) Obtain security market quotes and currency exchange rates from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's investments in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC and acceptable to PFPC;

      (xvi) Transmit or mail a copy of the portfolio valuation to the Adviser as agreed upon between the Fund and PFPC;

     (xvii) Arrange for the computation of the net asset value in accordance with the provisions of the offering memorandum and transmit to the Fund by the close of business the business day after receipt by PFPC of the underlying funds' investment performance information;

    (xviii) If the Fund determines, in accordance with guidelines established by the Fund's Governing Body for responding to NAV errors, that it is necessary for the Fund to re-state a previously reported NAV, PFPC will recalculate the NAV; and

      (xix) Furnish such additional information from time to time as may be agreed upon by the Fund and PFPC; however, the Fund may incur additional costs related thereto.

Item 3.  Description of Administration Services on a Continuous Basis.
----------------------------------------------------------------------

PFPC will perform the  following  administration  services  with respect to each
Portfolio:

      (i) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

      (iii) Prepare and coordinate printing of Fund's annual reports;

      (iv) Copy the General Partner on routine correspondence sent to Limited Partners; and

      (v) Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC;

      (vi) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR; and

      (vii) Prepare the Fund's Form N-CSRs and Form N-Qs (provided that PFPC shall not be responsible for certifications relating to such reports), and coordinate with the Fund's financial printer the filing of such Form N-CSRs and Form N-Qs with the SEC.

                                    EXHIBIT 2

                       ANTI-MONEY LAUNDERING CERTIFICATION